UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2018

Astrotech Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34426	91-1273737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 West 5th Street, Suite 1275, Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

(512) 485-9530
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 7, 2018, the Audit Committee of the Board of Directors (the “Audit Committee”) of Astrotech Corporation (the “Company”) concluded, after discussions with Company management and BDO USA, LLP, the Company’s independent registered public accounting firm, that the interim financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Affected Period”) should no longer be relied upon for the reason summarized below.

The Company is restating such interim financial statements to correct the calculation of “Net Loss per Common Share” in the Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months ended September 30, 2017 and 2016. This was inadvertently caused by a reverse stock split occurring after the end of the quarter. Accordingly, the Company is amending its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

The Audit Committee and Company management have discussed the matters disclosed on this Current Report on Form 8-K with the Company’s independent registered public accounting firm, BDO USA, LLP.

As a result of the error described above, management has concluded that the Company’s internal control over financial reporting and its disclosure controls and procedures were not effective as of the end of the applicable restatement period. The Company will amend any disclosures pertaining to its evaluation of such controls and procedures, as appropriate, in connection with the amended filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astrotech Corporation

By:	/s/ Thomas B. Pickens III

Date: February 12, 2018	Name:	Thomas B. Pickens III
	Title:	Chairman of the Board and Chief
Executive Officer